                                                                 EXHIBIT 10.17


                                  LEASE BETWEEN


                      SCIENCE PARK DEVELOPMENT CORPORATION








                                       and





                                  OncoRx, Inc.


                       4 Science Park, New Haven, CT 06511




DATE:    August 10, 1995



                                                                Three Year

                                                 TABLE OF CONTENTS

Article No.           Description                                                   Page

     1                Leased Premises                                                   1
     2                Term                                                              2
     3                Rent and Utilities                                                2
     4                Taxes                                                             3
     5                Tenant's Use of Leased Premises                                   4
     6                Alterations                                                       5
     7                Repairs                                                           6
     8                Requirements of Law; Increased Insurance Rates                    7
     9                Floor Load                                                        7
     10               Tenant's Obligations to Mortgage Lenders                          7
     11               Limitations on Landlord's Liability                               8
     12               Tenant's Obligation to Protect Landlord                           8
     13               Fire and Other Casualty                                           9
     14               Taking by Governmental Authority                                  10
     15               Tenant's Right to Encumber, Assign, or Sublease                   11
     16               Access to Leased Premises                                         12
     17               Default and Termination                                           12
     18               Landlord's Performance on Tenant's Behalf                         14
     19               Tenant's Quiet Enjoyment of the Leased Premises                   14
     20               No Waiver by Landlord                                             15
     21               Inability to Perform                                              15
     22               Notices and Other Communications                                  15
     23               Rules and Regulations                                             16
     24               Security Deposit                                                  16
     25               Insurance                                                         17
     26               Services Provided by Landlord                                     18
     27               Services Provided by Tenant                                       18
     28               Signs                                                             19
     29               Brokerage                                                         19
     30               Notice of Lease                                                   19
     31               Surrendering of Leased Premises                                   20
     32               Additional Obligations of Tenant                                  20
     33               Tenant's Waiver of Rights                                         20
     34               Effect of Written Lease Agreement                                 21
     35               Interpretation of Lease                                           21

Schedules & Exhibits

     A                Rules and Regulations - Section 23.1
     B                Specifications and Blueprint for Renovations
     C                Equipment Supplied by Tenant
     1.1              Basic Rent

     This lease, made and entered into as of this lOth day of August. 1995 by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut corporation with offices at Five Science Park, New Haven, Connecticut 06511 (herein referred to as "Landlord") and OncoRx. Inc. of 25 Science Park. New Haven. Connecticut 06511 (herein referred to as "Tenant").

                                   WITNESSETH:

     Tenant warrants and represents to Landlord that Tenant is a corporation organized and in good standing under the laws of the State of Delaware and that it has full right, power and authority to enter into this lease in the manner hereinafter subscribed. Based upon the foregoing, Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Leased Premises as hereinafter defined, for the term, rentals, and upon other conditions and covenants as follows:

                           ARTICLE 1. LEASED PREMISES

     1.1. Leased Premises. Landlord is the owner of the real property located at Science Park, New Haven, Connecticut, (the "Property"). The Tenant shall lease from Landlord that part of Building Four (the "Building") known as the 3rd and 4th floors consisting of approximately 15 000 square feet (the "Leased Premises"). The Leased Premises shall include, in common with other tenants of the Building, use of the land and the facilities, accesses, hallways, roadways, sidewalks, and like service and scenic improvements and grounds (with the exception of parking areas), which are intended for the common use of tenants of the Building ("Common Facilities").

     1.2. Parking Areas. The rental of the Leased Premises will include the use of thirty (30) parking spaces located in Lot One . Landlord has the right to reassign the location of parking spaces for Tenant's use. Tenant's use of the spaces shall be subject to the reasonable rules and regulations adopted by the Landlord, as such are adopted or amended from time to time. Tenant shall have no right to use any other parking spaces. The parking spaces may be unassigned and unmarked; the lot shall be unattended and parking shall be at Tenant's risk.

     1.3. "As Is" Condition; No Representations by Landlord. The Leased Premises shall be made available to Tenant in its present "as is" condition. Tenant represents that it has inspected the Leased Premises to its full satisfaction, accepts it "as is" and relies on no warranties or representations, express or implied, of Landlord or any agent or other party associated with Landlord as to its condition or repair, or as to taxes or any other matter relating to the Leased Premises, except as otherwise expressly provided in this lease. Landlord has renovated the Leased Premises to its present "as is" condition based on the specifications and blueprints included in this lease as Schedule B.

                                 ARTICLE 2. TERM

     Term of lease. The "Term" of this lease shall commence on February 1. 1996 (the "Commencement Date") and, unless sooner terminated in accordance with this agreement, will expire on January 31. 1999 (the "Termination Date").

                          ARTICLE 3. RENT AND UTILITIES

     3.1. Basic Rent. Tenant shall pay to Landlord a basic annual rent ("Basic Rent") computed at the rate per gross square foot of the Leased Premises shown on Exhibit 1.1, due and payable in twelve (12) equal monthly installments in advance on the first (1st) day of each calendar month during the Term. If the Commencement Date shall be any day other than the 1st day of a calendar month, Basic Rent for such calendar month shall be pro-rated on a per diem basis.

     3.2. Additional Rent. In addition to Basic Rent, Tenant shall pay to Landlord additional rent ("Additional Rent") consisting of all other sums of money as shall become due and payable by Tenant hereunder, including without limitation amount due and payable under Section 3.3 and Section 4.3, for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Basic Rent.

     3.3. Utilities and Common Charges.

          A. Electricity. An electricity meter to measure the amount of electricity consumed by the Leased Premises has been installed in the Building. Tenant shall pay for electricity directly to the electric utility company.

          B. Gas. Tenant shall pay to Landlord as Additional Rent hereunder for gas provided to the Leased Premises an amount equal to Tenant's Pro Rata Share of Landlord's aggregate cost to provide gas to the Building. Landlord has the right to reasonably estimate the gas charges to be incurred at the Building during each year of the Term and to charge Tenant its proportionate share of such estimate each month during the lease year, with an annual reconciliation of the amounts so paid by Tenant as follows: If Tenant shall have paid for any lease year an amount in excess of its proportionate share of the actual gas service charges for such period, Landlord shall credit the amount overpaid against Tenant's next payment for gas service, and if Tenant shall have paid for any lease year an amount less than the actual charges for such period, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of an invoice therefor.

          C. Common Charges. Tenant shall pay to Landlord as Additional Rent hereunder the Tenant's Pro Rata Share of the common charges and costs incurred by the Landlord in the ordinary maintenance and operation of the common areas in the Building and the land upon which the Building is situated. These charges and costs include, but are not limited to, janitorial and other cleaning services; building maintenance services;

     utilities services (other than water); trash removal; parking lot maintenance; security and real and personal property.

     3.4. Absolute Obligation to Pay; No Set-Off. Tenant's obligation to make full and prompt payment of all rent when owed under the terms of this lease is absolute. Rent shall be paid without set-off, withdrawal or deduction of any nature.

     3.5. Partial Payments. Any payment of rent which is less than the amount then due and owing to Landlord will be considered a payment against the oldest outstanding rental obligation and Landlord may accept such payment without affecting its rights to collect the balance owed.

     3.6. Interest on Late Payments of Rent or Other Amounts Due. Any rent or other amount which is owed by Tenant under this lease and which is not paid when due shall carry interest at an annual rate equal to the highest rate allowed by law from the date such rent or other amount was due until the date of payment. If there is no limit on the rate of interest allowed by law, such interest shall run at a rate equal to eighteen percent (18%) per annum.

                                ARTICLE 4. TAXES

     4.1. Personal Property Taxes. Tenant shall be solely responsible for and pay within the time provide by law all taxes imposed on its inventory, furniture, trade fixtures, apparatus, equipment and any other of Tenant's personal or other property.

     4.2. Other Taxes and License Fees. Tenant shall pay prior to delinquency all license and permit fees and taxes that may be imposed upon the business of Tenant on the Leased Premises.

     4.3. Real Property Taxes. As used in this Section 4.3, the term "Tenant's Pro Rata Share" means that percent, calculated by dividing the gross interior square footage of the Leased Premises by the aggregate gross interior square footage of the Building and expressing the fraction as a percentage. Tenant shall pay to Landlord, as Additional Rent hereunder, the following:

          A. Tenant's Pro Rata Share of the real property taxes imposed by the City of New Haven during the Term upon the land under the Building and the parking lot serving the Building; and

          B. Tenant's Pro Rata Share of all real property taxes imposed by the City of New Haven during the Term on the Building within which the Leased Premises is located.

                   ARTICLE 5. TENANT'S USE OF LEASED PREMISES

     5.1. Use of Leased Premises. The Leased Premises will be used by Tenant for office and laboratory purposes only. Tenant shall at all times and in all respects comply with all local, state and federal laws, ordinances, regulations and orders relating to land use, industrial hygiene, environmental or similar laws, including the use, analysis, generation, manufacture, storage, disposal or transportation of Hazardous Materials. As used in this lease, the term "Hazardous Materials" shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR Part 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) defined as a "hazardous waste", "extremely hazardous waste" or "restricted hazardous waste", (v) designed as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 125 1, et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (vi) defined as a "hazardous waste" pursuant to
Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), or (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et. seq. (42 U.S.C.
Section 9601).

     5.2. Chemicals and Hazardous Materials. Tenant shall provide Landlord with a list of chemicals and hazardous materials Tenant intends to store or utilize in the Leased Premises. Such list is attached hereto as Schedule A. Tenant shall update such list whenever Tenant intends to store or utilize other chemicals or hazardous materials than appear on such list.

     5.3. Hazardous Materials Handling. Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other government and regulatory approvals required for Tenant's use of the Leased Premises, including, without limitation, discharge of materials or wastes into or through any sanitary sewer serving the Leased Premises. Except as so discharged in accordance with all applicable environmental laws, Tenant shall cause any and all Hazardous Materials removed from the Leased Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenants shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Leased Premises in total conformity with all applicable Hazardous Materials laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term of the lease, Tenant shall cause all Hazardous Materials to be removed from the Leased Premises and to be transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials laws.

                             ARTICLE 6. ALTERATIONS

     6.1. Tenant May Not Make Alterations or Improvements. Tenant shall not make any additions or improvements in or to the Leased Premises except with Landlord's prior written consent, which consent will not be unreasonably withheld.

     6.2. Improvements to Become Property of landlord. All additions and other improvements installed in the Leased Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall become the property of Landlord and shall be surrendered with the Leased Premises upon termination of this lease unless Landlord requires otherwise. Landlord acknowledges that Tenant has supplied certain equipment, as contained in Schedule C attached, and Tenant will remove said equipment upon termination of the lease.

     6.3. Tenant's Removal of Trade Fixtures. Nothing in this Article shall prevent Tenant's removal of its trade fixtures upon termination of this lease or otherwise, but upon such removal, Tenant shall promptly, and at its own expense, repair and restore any damage caused by such removal.

     6.4. Tenant's Compliance with Conditions of Construction. Tenant shall, before making any alterations, additions or improvements permitted hereunder, obtain all permits, approvals and certifications required by any governmental or quasi-governmental body or authority, and (upon completion) certificates of final approval and/or completion thereof, and shall deliver promptly copies of all such permits, approvals and certificates to Landlord. Tenant shall comply with all applicable laws, regulations and ordinances affecting any additions, alterations or improvements hereunder. Tenant agrees to carry, and will cause its contractors and subcontractors to carry, such worker's compensation, general liability, personal injury and property damage insurance with respect to and during the course of any alterations, improvements or additions permitted hereunder as Landlord may reasonably require. Tenant agrees to obtain, at Landlord's request, and to deliver to Landlord written and unconditional waivers of mechanics' liens upon the real property in and on which the Leased Premises are located for all work, labor and services to be performed and for materials to be furnished in connection with such work, signed by all contractors, subcontractors, material men and laborers to become involved in such work. Any such alternations, additions or improvements shall be at the sole expense of Tenant using contractors reasonably acceptable to Landlord.

     6.5. Mechanic's Lien. If any mechanic's lien is filed against the Property or the Leased Premises for work claimed to have been done or materials claimed to have been furnished to or for the benefit of Tenant, whether related to work done pursuant to any provision of this lease or otherwise, the lien, within thirty (30) days of its filing, shall be discharged by Tenant at Tenant's expense by filing a bond as required by law or by other reasonable means.

                               ARTICLE 7. REPAIRS

     7.1. Landlord Maintenance. Landlord shall maintain and repair the public portions of the Building, exterior and interior, and shall make all structural repairs to the Building. Landlord shall maintain and repair the equipment serving the Building generally, and the utility systems serving the Building and up to the Leased Premises, but not utility fixtures within the Leased Premises.

     7.2. Tenant Maintenance. Tenant shall take good care of and maintain the Leased Premises, shall not waste the Leased Premises, and, at its sole cost and expense, shall make all non-structural repairs to the Leased Premises and to the utility fixtures within the Leased Premises as and when needed to preserve the Leased Premises and such utility fixtures in good working order and condition, reasonable wear and tear excepted. Any contractors retained by Tenant for these purposes shall be acceptable to Landlord.

     7.3. Tenant's Liability for Damages. Tenant shall be liable for all damage or injury to the Leased Premises or to any other part of the Property or the Building, whether requiring structural or non-structural repairs, caused by or resulting from any omission, negligence or improper conduct on the part of Tenant or Tenant's servants, employees, agents, contractors, licensees and invitees (customers and guests). All such damage or injury shall be repaired promptly by Tenant at its sole cost and expense to the satisfaction of Landlord.

     7.4. Tenant to Repair Damage. Tenant shall repair all damage to the Property, the Building and to the Leased Premises caused by the moving or installing of Tenant's fixtures, furniture, equipment or other personal property.

     7.5. Landlord May Make Repairs at Tenant's Expense. If Tenant fails after fifteen(l5) days' notice to proceed with due diligence to make any repairs required to be made by it (except in an emergency, wherein Landlord may proceed to repair), repairs may be made by Landlord. The reasonable costs and expenses so incurred by Landlord shall be collectible from Tenant as Additional Rent.

     7.6. Tenant to Notify Landlord of Defective Conditions. Tenant shall give Landlord prompt written notice of any defective condition in the Leased Premises of which Tenant is aware, including but not limited to, any defective condition in the plumbing, heating system or electrical lines located in, servicing or passing through the Leased Premises.

     7.7. Quality of Work. Any and all work required or permitted to be done to or upon the Leased Premises by way of repairs, alterations, additions or improvements by Landlord or Tenant, or the agents or employees of either, shall be of a quality equal to original construction and shall be done in accordance with all applicable laws, regulations and ordinances.

               ARTICLE 8. REQUIREMENTS OF LAW; INCREASED INSURANCE
                                     RATES

     8.1. Tenant to Comply With Laws and Regulations. Tenant, at its sole cost and expense, shall comply with all present and future laws, orders and regulations of all federal, state, municipal and local governments, departments, commissions and boards, the directions of any public officer, and all orders, rules and regulations of the Connecticut Board of Fire Underwriters or any similar organization relating or pertaining to the conduct of Tenant's business or its use of the Leased Premises. Tenant need not make structural repairs or structural alterations, except to correct for violations by Tenant, arising out of its use or operation of the Leased Premises or any such laws, ordinances, orders, rules, regulations or requirements.

     8.2. No Violation of Insurance Policies. Tenant shall not do or permit any act to be done in or to the Leased Premises which will invalidate or be in conflict with any policies of insurance at any time carried by or for the benefit of Landlord with respect to the Leased Premises, Building or Property. Tenant shall not do or permit any act which might subject Landlord to any liability or responsibility to any person or for property damage. Tenant shall not use the Leased Premises in a manner which will increase the rate of any insurance applicable to the Leased Premises or Building in effect on the Commencement Date.

     8.3. Tenant to Pay Costs, Fines and Penalties. Tenant shall promptly pay all costs, expenses, fines, interest, penalties or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this lease. If insurance rates are increased during the term of this lease because of a special risk associated with Tenant's use or occupancy, Tenant shall promptly reimburse Landlord for said increase as Additional Rent.

                              ARTICLE 9. FLOOR LOAD

     Tenant shall not place a load upon any floor of the Leased Premises exceeding the established floor load which shall be set by the Landlord. All such equipment and material installation shall be placed and maintained by Tenant at its expense, with equipment in settings sufficient to absorb vibration and noise and prevent annoyance to other tenants in the Building.

              ARTICLE 10. TENANT'S OBLIGATIONS TO MORTGAGE LENDERS

     10.1. Subordination. The rights of Tenant under this lease will always be subject or subordinate to those of all persons now, or in the future, holding a mortgage on the Property, Building or Leased Premises and all renewals, modifications, replacements and extensions of any such mortgage. This provision is automatic without any further consent or confirmation by Tenant, but at Landlord's request Tenant will execute an agreement (a "Subordination Agreement") confirming this provision. The Subordination Agreement will be in a form reasonably acceptable to Landlord and Tenant. Tenant will sign the Subordination Agreement and return it to Landlord within ten (10) days after Landlord makes the request in writing. Tenant's failure to comply strictly with this provision will be an Event of Default, as defined in Article 17, which Tenant may not cure without Landlord's consent. Tenant will also be liable to Landlord for all damages Landlord sustains because Tenant fails to perform as required. Notwithstanding the foregoing as to any mortgage first affecting the Leased Premises after the date hereof ("Future Mortgage"), Landlord will use Landlord's best efforts to obtain from the holder of any Future Mortgage, an agreement in recordable form to the effect that as long as Tenant shall keep, carry out, and perform all of the terms, covenants and provisions contained in this Lease which are to be performed by Tenant, the holder of such Future Mortgage will not disturb Tenant's occupancy of the Leased Premises.

     10.2. Estoppel Certificate. Tenant agrees to execute and deliver to Landlord within ten (10) days of Landlord's written request a certificate or statement reasonably required to confirm that this lease is in full force and effect, whether it has been modified, and if so, how, and whether, to Tenant's knowledge, Landlord is in default in the performance or observance of any covenants or conditions in this lease on Landlord's part to be performed or observed, or any condition exists that with the passage of time would, if uncorrected, constitute a default (an "Estoppel Certificate"). Tenant's failure to strictly comply with this provision will be an Event of Default, as defined in Article 17, which Tenant may not cure without Landlord's consent.

                 ARTICLE 11. LIMITATIONS ON LANDLORD'S LIABILITY

     11.1. General Rule. Landlord shall not be liable for any damage to property of Tenant, Tenant's employees, agents, licensees, or invitees (customers or guests) or of others, entrusted to agents or employees of Landlord, nor for loss of or damage to any property of Tenant, its employees, agents, licensees or invitees by theft or otherwise.

     11.2. Landlord Not Liable for Other Tenants. Landlord and its agents shall not be liable for any injury or damage to persons or property caused by other tenants or persons in, upon or about the Building or Property or caused by operations in construction of any private, public or quasi-public work in or to the Building.

               ARTICLE 12. TENANT'S OBLIGATION TO PROTECT LANDLORD

     12.1. Tenant to Protect and Reimburse Landlord. Tenant will indemnify and hold Landlord harmless from and against all loss, cost, damage, expense and liability, including attorney's fees, related to such claims which arise out of or in connection with the following:

          A. Any breach or violation by Tenant or subtenant, their respective agents, contractors, employees, licensees or invitees of any provision of this lease;

          B. The negligence or willful act by Tenant or subtenant or their respective agents, employees, licensees and invitees;

          C. Tenant's or subtenant's  use and occupancy of the Leased  Premises;
     or

          D. Any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses (including, without limitation, diminution in the value of the Leased Premises and damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises), costs or expenses (including attorney's fees, consultant fees and expert fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under or about the Leased Premises, or any discharge or release in or from the Leased Premises, or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Leased Premises or (ii) Tenant's failure to comply with any Hazardous Materials law. Tenant's obligation under this Section shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions, and any and all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Leased Premises (including, without limitation, the soil and ground water on or under the Landlord's Property) and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. Tenant's obligations under this Section shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.


     12.2. Tenant to Defend Claims. If any action or proceeding is brought against Landlord by reason of a claim described in Section 12.1., Tenant, upon written notice from Landlord, will at Tenant's sole cost and expense, defend the action or proceeding with legal counsel approved by Landlord in writing, which approval shall not be unreasonably withheld. Landlord shall give Tenant written notice of any such claim within fifteen (15) days of Landlord's receiving written notice of the claim.

                       ARTICLE 13. FIRE AND OTHER CASUALTY

     13.1. Notification to Landlord; Obligation to Pay Rent. If the Leased Premises or Building, or any part thereof, shall be completely or partially damaged by fire or other casualty, Tenant shall immediately notify Landlord and shall continue to pay rent during any period of repair or until the lease is terminated as provided in this Article.


     13.2. When Lease May Be Terminated; Apportionment of rent. If by reason of casualty:

          A. The Building is destroyed or substantially damaged, this lease shall terminate automatically;

          B. The Leased Premises are rendered wholly or substantially untenable, this lease shall terminate automatically; or

          C. Any of the Building is otherwise substantially damaged, whether or not the Leased Premises are damaged, then Landlord may either elect to repair the damage or may cancel this lease by notice or cancellation within thirty (30) days after such event and thereupon this lease shall expire, and Tenant shall vacate and surrender the Leased Premises to Landlord. If Landlord shall have decided to repair any damage as aforesaid, the damage (except as to Tenant's fixtures or improvements made by Tenant) shall be repaired by and at the expense of Landlord and the rent shall be abated according to the part of the Leased Premises which is not usable by Tenant, but Landlord shall not be required to do such repair or restoration work except during business hours of business days.

     13.3. When Rent Not Reduced. Notwithstanding any other provisions hereof, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Landlord or any Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Leased Premises or the Building by fire or other casualty, or (b) the Leased Premises or the Building shall be damaged or destroyed or rendered completely or partially untenable on account of fire or other casualty, then without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of rent or additional rent.

     13.4. Landlord Need Not Replace Tenant's Property. Tenant acknowledges that Landlord is not required to repair or replace any of Tenant's property or Tenant's improvements to the Leased Premises and that Landlord will not carry insurance on Tenant's furnishings, fixtures, equipment, improvements or other personal property.

     13.5. No Obligation to Provide Alternate Parking. In the event that Tenant parking as provided for in this lease is temporarily unavailable because of fire, other casualty or any other reason outside of Landlord's control, Landlord shall be under no obligation to provide alternate parking.

                  ARTICLE 14. TAKING BY GOVERNMENTAL AUTHORITY

     14.1. Termination of Lease; Waiver of Claim by Tenant. If the Building or any portion of the Building which includes the Leased Premises shall be taken by condemnation (also known as "eminent domain) by any authority having power so to do or is conveyed to such authority in lieu of condemnation, this lease shall terminate from the date of title vesting in such authority. If any portion of the Building which does not include the Leased Premises shall be so taken, Landlord shall have the option, at its sole discretion, to cancel this lease. All proceeds from the taking will belong to Landlord and Tenant waives any rights it might have to such proceeds. Tenant, however, may proceed with any independent claim against the taking authority as to moving costs.

     14.2. Taking Not Involving the Building. If a portion of the Property shall be taken by condemnation as described in Section 14.1. or conveyed in lieu of condemnation, which portion does not include any portion of the Building (or excepting an inconsequential portion of the Building not affecting the Leased Premises), the term of this lease shall not terminate but shall continue in full force and effect according to its terms. Tenant shall not be entitled to any award or damages from such taking.

           ARTICLE 15. TENANT'S RIGHT TO ENCUMBER, ASSIGN, OR SUBLEASE

     15.1. Tenant May Not Use Lease as Collateral. Tenant may not voluntarily or involuntarily use this lease for collateral (known as "encumbering" the lease) without Landlord's prior written consent, which consent will not be unreasonably withheld.

     15.2. Assignment or Subletting by Tenant. Tenant may not assign or transfer its interest in this lease. Tenant may not sublet any portion of the Leased Premises without Landlord's prior written consent. Such consent will be granted or withheld in the absolute discretion of landlord. Consent to a sublease shall not be interpreted as consent to any renewal, additional or subsequent sublease.

     15.3. Conditions Precedent to Sublease. A sublease shall become effective only if the following conditions are met:

          A. Landlord has consented in writing to the sublease; and

          B. Landlord receives an executed copy of the written agreement of sublease and the agreement is in a form acceptable to Landlord.

     15.4. Tenant Not Released. No sublease will release Tenant from its obligations under this lease and Landlord may look to Tenant for continued performance.

     15.5. Landlord May Collect Charges. Landlord may collect use and occupancy charges from a subtenant without being considered to have consented to the sublease.

     15.6. Change in Form of Tenant Not Recognized. A change in Tenant's form (including, but not limited to, for example, a change in form from sole proprietorship to partnership or partnership to corporation) shall not be recognized by Landlord without Landlord's express consent.

     15.7. Shared Use By Other Entities. Without limiting the generality of
Article 12 or of this Article 15, no use of the Leased Premises by any entity other than Tenant is permitted without the prior express written consent of Landlord given in its sole discretion only after (1) Landlord's receipt of prior written request therefor and proof of insurance coverage to Landlord's satisfaction, and (2) provision has been made to Landlord's satisfaction for payment by Tenant of any additional costs and charges occasioned by such use.

                      ARTICLE 16. ACCESS TO LEASED PREMISES

     16.1. Landlord to Have Access in Emergency. Landlord or Landlord's agents shall have the right to enter the Leased Premises at any time if Landlord or Landlord's agent reasonably believes an emergency exists.

     16.2. Landlord's Right to Enter. Except as provided in Article 16.1., Landlord or Landlord's agents shall have the right to enter the Leased Premises upon reasonable notice to Tenant for the following purposes:

          A. Examining the Leased Premises;

          B. Showing the Leased Premises to prospective tenants, purchasers and lenders; and

          C. To make repairs and alterations as Landlord may deem necessary or reasonably desirable to the Leased Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities.

     16.3. Landlord May Make Changes to Building. Landlord shall have the right at any time, without incurring any liability to Tenant, to make any changes, deletions and additions to the Building and to the entrances, exits, stairs, halls, elevators and common spaces as Landlord believes necessary or desirable. No action taken by Landlord pursuant to this section shall constitute an eviction or breach of this lease.

                       ARTICLE 17. DEFAULT AND TERMINATION

     17.1. Events of Default. Any of the following events shall constitute an Event of Default by Tenant:

          A. Failure to pay any installment of Basic Rent, Additional Rent or any other rent or monetary obligation under this lease within ten (10) days of the date payment is due.

          B. Voluntary recourse to any protection or procedure under the United States Bankruptcy Code, as amended, or any similar law.

          C. There is filed against Tenant in any court pursuant to any statute, either of the United State of America or of any state, a petition in bankruptcy or insolvency, or for reorganization, the appointment of a receiver or trustee of all or a portion of Tenant's property, or for other relief of debtors, and within thirty (30) days thereof Tenant fails to secure a dismissal thereof.

          D. Failure to sign a Subordination Agreement, Estoppel Certificate or other certificate regarding the status of this lease.

          E. Intentionally Omitted.

          F. Abandonment of the Leased Premises.

          G. Failure to perform or comply with any other non-monetary obligation under this lease within thirty (30) days of written notice of such failure, provided that, if said failure is of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, Tenant shall not have diligently commenced curing within such period and thereafter in good faith proceeded to remedy such failure.

          H. Any lien, attachment or other encumbrance is lodged against the Leased Premises, the Building or the Property by a party claiming through or under Tenant and such is not discharged within thirty (30) days.

          I. Any act by Tenant which, in Landlord's reasonable opinion, constitutes waste, misuse or injury to the Leased Premises.

     17.2. Termination Upon Occurrence of Event of Default. Upon the occurrence of an Event of Default, this lease and the Term thereof may, at the option of Landlord and without further notice, terminate and expire and Tenant shall quit and surrender the Leased Premises to Landlord but still shall remain liable to Landlord as hereinafter provided.

     17.3. Effect of Termination. Upon termination as provided for in this
Article 17, Landlord may, without further notice, re-enter the Leased Premises either by force or otherwise and dispossess Tenant by summary process or otherwise and remove Tenant's effects and hold the Leased Premises as if this lease had not been made, and Tenant hereby waives the service of any notice to quit or notice of intention to re-enter or any other notice for condition broken as at common law.

     17.4. Damages. In the case of any termination of this lease under this
Article 17, Landlord, at its sole discretion, may recover from Tenant any and all actual damages sustained by Landlord as a result of the termination and any re-letting of the Leased Premises. These damages include, but are not limited to:

          A. Fixed Rent and Additional Rent when due;

          B. The cost of removing Tenant and its property and otherwise recovering the Leased Premises;

          C. The reasonable cost of preparing the Leased Premises for another tenant;

          D. Reasonable brokerage appraisal fees; E. Any other reasonable expenses as Landlord may incur in connection with re-letting the Leased Premises;

          F. The difference between all rent which would have become payable for the remainder of the Term of this lease and that actually received for said period; and

          G. Reasonable legal fees incurred by Landlord in exercising its rights under this Article 17.

     17.5. No Mitigation of Damages. The failure or reasonable refusal of Landlord to re-let the Leased Premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In such case, Landlord shall not be liable in any way whatsoever for failure to re-let the Leased Premises or, in the event that the Leased Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of any such rents collected over the sums payable by Tenant to Landlord under this lease.

     17.6. Use and Occupancy. Any moneys received by Landlord from or on behalf of Tenant during the pending of any proceeding of the types referred to in subsections 17.1B and 17.1C shall be deemed paid as compensation for the use and occupation of the Leased Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of the Landlord of any rights under Article 17.

              ARTICLE 18. LANDLORD'S PERFORMANCE ON TENANT'S BEHALF

     18.1. Landlord May Cure Default. If Tenant defaults under this lease, Landlord, at its sole option, immediately or at any time thereafter, and without notice, may correct the default on behalf of Tenant instead of declaring an Event of Default. Any costs or expenses incurred by Landlord in curing such default including, but not limited to, fines, penalties, interest, damages and reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, which sums shall carry interest at the highest rate permitted by law until paid in full, shall be deemed to be Additional Rent. Tenant shall pay such sums promptly upon rendition of any bill or statement to Tenant therefor.

     18.2. Landlord Not Obligated to Cure Default. Nothing contained in this Article shall be construed as to require Landlord to incur any expenses or obligations on behalf of Tenant.

           ARTICLE 19. TENANT'S QUIET ENJOYMENT OF THE LEASED PREMISES

     As Tenant pays the rent and additional rent and other sums due under this lease and complies with all of the provisions of this lease, Tenant may peaceably and quietly have, hold and enjoy the Leased Premises for the term of this lease subject to the provisions of this lease.

                        ARTICLE 20. NO WAIVER BY LANDLORD

     20.1. No Waiver. If Landlord decides not to enforce any provision of this lease or any of the rules and regulations of Landlord set forth in this lease or hereafter adopted, on any occasion, it may nevertheless on another occasion enforce such provision, rule or regulation. No act by Landlord or Landlord's agents shall be deemed an acceptance of a surrender of the Leased Premises or a waiver of any right under the lease unless Landlord has so agreed in writing.

     20.2. Accepting Money Not a Waiver. Landlord will not waive any right to enforce any provision of this lease by accepting a payment of rent from Tenant knowing that Tenant has failed to comply with the terms of the lease. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed to effect an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or payment due or pursue any other remedy in this lease provided.

                        ARTICLE 21. INABILITY TO PERFORM

     This lease and the obligation of Tenant to pay rent and other payments required hereunder and comply with all of the other provisions of this lease shall in no way be affected, impaired or excused because Landlord is delayed in supplying any service expressly or implied to be supplied, or is unable to make or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, or is unable to fulfill or is delayed in fulfilling any other obligation hereunder, if Landlord is so prevented or delayed by reason of riot, strike, labor troubles, war, act of God or any other cause whatsoever beyond Landlord's reasonable control including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

                  ARTICLE 22. NOTICES AND OTHER COMMUNICATIONS

     Any invoice, statement, notice or other communication permitted or required by this lease to be given to either party shall be deemed sufficiently given if in writing and sent by courier or by registered or certified mail, return receipt requested, postage prepaid, to the address set forth herein or to any other address designated by a party in writing.

     If at any time Tenant shall become aware, or have reasonable cause to believe, that any Hazardous Material has come to be located on or beneath the Leased Premises, Tenant shall immediately notify Landlord thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Leased Premises.

                        ARTICLE 23. RULES AND REGULATIONS

     23.1. Compliance with Rules and Regulations. Tenant and Tenant's servants, employees, agents, licensees and invitees shall faithfully observe and comply strictly with the rules and regulations for occupancy of the Leased Premises promulgated from time to time by Landlord. The current rules and regulations in effect are attached hereto and made a part hereof as Schedule A.

     23.2. Notice of Change. Landlord shall give Tenant thirty (30) days written notice of any changes in Schedule A or of any additional rules or regulations to be adopted.

     23.3. Landlord Under No Duty to Enforce Rules and Regulations. Landlord has no duty to enforce the rules and regulations or provisions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules, regulations or leases by any other tenant, its servants, employees, agents, licensees or invitees.

                          ARTICLE 24. SECURITY DEPOSIT

     24.1. Security Deposit. Tenant has deposited with Landlord $25.000.00 as security for its faithful performance and observance of the provisions of this lease. It is agreed that in the event of a default by Tenant under this lease, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the curing of such default or for paying any sum which Landlord may expend or may be required to expend by reason of Tenant's default.

     24.2. Return of Security Deposit. In the event that Tenant shall fully and faithfully comply with all the provisions of this lease, and providing that all equipment and property of Landlord including, without limitation, keys, and employee identification cards, have been returned to Landlord, the security shall be returned to Tenant within sixty (60) days after surrender of the Leased Premises to Landlord.

     24.3. Transfer of Security to New Landlord. In the event of a sale of or upon a transfer of Landlord's interest in the Building or Property to another person, Landlord shall have the right to transfer the security to the other person and Landlord upon doing so shall be released by Tenant from all liability for the return of such security. Tenant agrees to look solely to the new landlord for the return of its security. It is agreed that the provisions of this Article shall apply to every transfer or assignment made of the security to a new landlord.

     24.4. No Assignment by Tenant. Tenant will not assign the security deposited or use it as collateral or attempt to so assign or use it. Neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

     24.5. No Interest on Security Deposit. No interest shall accrue on the security deposit to Tenant's benefit, except and only to the extent required by law.

                              ARTICLE 25. INSURANCE

     25.1. Required Insurance. Tenant will maintain in full force and effect the following insurance:

          A. Public liability insurance in an amount of $500,000 combined single limit death, bodily injury, personal injury and property damage for office tenants and in an amount of $1,000,000 combined single limit death, bodily injury, personal injury and property damage for laboratory tenants, or such greater amount as Landlord may reasonably require. Appropriate amounts may increase with time. Moreover, Landlord may require, for example, substantially higher liability coverage for tenants whose use involves laboratory or machine uses or whose Leased Premises occupy larger square footages.

          B. "All risk extended coverage insurance" insuring its personal property and improvements to be located on the Leased Premises for full replacement value against loss by fire, vandalism, malicious mischief and other casualty.

          C. Worker's compensation insurance as required by law.

     25.2. Landlord and Mortgagee to be Named Insured. Tenant's public liability insurance shall name Landlord, any holder of any mortgage on the Building or Property and any Public party required to be named, as designed by holder, as an additionally insured party.

     26.2. Normal Operating Hours. Normal operating hours for the Building will be 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays. If Tenant desires utility services at other than established hours, Landlord, upon reasonable notice, may, at its sole discretion, so provide. Tenant will pay the actual costs of the additional services.

     26.3. Services to Other Entities. No extra services shall be provided for the use of any entity other than Tenant without Landlord's prior express written consent.

                     ARTICLE 27. SERVICES PROVIDED BY TENANT

     27.1. Services. Tenant shall provide at its expense the following services with respect to the Leased Premises:

          A. Tenant shall keep the Leased Premises in good order (subject to Landlord's obligations set forth in Articles 7 and 26) and free from all refuse, and shall promptly remove all debris, garbage, and refuse of any kind from the Leased Premises;

          B. Tenant shall furnish all painting, janitorial and security services for the Leased Premises;

          C. Tenant shall use all possible diligence, in accordance with the best prevailing methods, for the prevention and extermination of vermin, rats, mice or other pests in the Leased Premises;

          D. Tenant shall be responsible for, and pay, the taxes described in
     Article 4 and the insurance described in Article 23; and

          E. Except as set forth in Article 26, Tenant shall make, or cause to be made, maintenance and repairs as necessary or advisable to keep the Leased Premises from deteriorating in value or condition, and Landlord shall be absolutely exempt from making any maintenance or repair to the Leased Premises during the Term of this lease, it being intended that the purview of this clause shall extend to all maintenance and repair items of whatsoever sort, which a judicious owner of the Leased Premises would make for the benefit of the same whether or not herein specifically identified.

                                ARTICLE 28. SIGNS

     Tenant shall not place any signs, lettering or advertisements anywhere on or in the Property or Building or in the Leased Premises where such is visible from outside the Leased Premises, except as permitted by Landlord in writing.

                              ARTICLE 29. BROKERAGE

     Tenant represents to Landlord that the sole and exclusive broker or agent acting on Tenant's behalf in connection with this lease to whom any fee or commission is due is none. Tenant agrees to indemnify and hold Landlord harmless from and against the claims of any party claiming a fee or commission by, under or through Tenant on account of this lease.

                           ARTICLE 30. NOTICE OF LEASE

     At the request of either party, the Landlord and Tenant will execute in a form which can be filed on the Land Records of New Haven, Connecticut, a notice of this lease containing all information required under Connecticut law. The expense of such notice shall be borne by the party requesting the document.

                   ARTICLE 31. SURRENDERING OF LEASED PREMISES

     31.1. Surrender of Leased Premises. Tenant will promptly surrender the Leased Premises upon any or all of the following events:

          A. Expiration of the Term of this lease, as such Term may be amended.

          B. Termination of this lease.

          C. Landlord's repossession of the Leased Premises upon an Event of Default.

     31.2. Condition of Leased Premises. Upon the expiration of the Term or sooner termination of this lease, Tenant shall leave the Leased Premises and surrender it to Landlord broom clean and in good order and condition, ordinary wear and tear excepted.

     31.3. Removal of Tenant's Property. When Tenant surrenders the Leased Premises to Landlord, all Tenant's property shall have been removed. Except where the lease has been terminated because of fire or other casualty, Tenant will leave the Leased Premises in good condition and repair.

     31.4. Holding Over Shall Not Renew Lease. Tenant's occupancy of the Leased Premises beyond the term of this lease or after termination will not constitute a renewal of the lease by operation of law or otherwise for any period whatsoever. If Tenant does so occupy the Leased Premises, it shall be deemed to be a tenant at sufferance only and shall pay Landlord rent in an amount equal to two hundred percent (200%) of the highest Fixed Rent and Additional Rent payable hereunder and shall be subject to all other provisions of this lease. Regardless of any payment made by Tenant or any payment cycle, no holding over shall under any circumstances be deemed any more than a tenancy at sufferance.

                  ARTICLE 32. ADDITIONAL OBLIGATIONS OF TENANT

     Tenant shall promptly reimburse Landlord, upon demand, for all costs of Landlord, including reasonable attorney's fees, incurred in the enforcement of this lease and in providing any consent or review of any sublease or mortgage requested of Landlord hereunder.

                      ARTICLE 33. TENANT'S WAIVER OF RIGHTS

     In connection with any disputes and legal proceedings arising from this lease, Tenant waives the following legal rights:

          A. Trial by jury.

          B. The right to a formal demand to leave the premises upon expiration of this lease by lapse of time, known as a "Notice to Quit", or any other form of notice under 047a-25 of the Connecticut General Statutes, should Landlord use summary process to evict tenant or regain the Leased Premises.

          C. Any right, under existing or future law, to gain back the Leased Premises once Tenant is legally removed (known as "Right of Reinstatement").

          D. The right to notice and a formal hearing before a judge prior to Landlord's legal attachment or garnishment of Tenant's property or other legal remedy involving Tenant's property before a court judgment is entered against Tenant (known as "Prejudgment Remedies" which are more specifically described in Section 52-278a through Section 52-278g of the Connecticut General Statutes).

                  ARTICLE 34. EFFECT OF WRITTEN LEASE AGREEMENT

     34.1. Written Lease Sole Expression of Parties' Intent. All understandings, letters of intent or agreements between Tenant and Landlord which predate this lease are merged in this lease. No oral statements or representations or prior written communications by or between the parties dealing with this lease shall be binding or effective. This lease is the sole and complete expression of the agreement between Landlord and Tenant as to this lease.

     34.2. Amendment of Written Lease. This lease can be modified, altered or amended only by a written agreement signed by both Landlord and Tenant.

                       ARTICLE 35. INTERPRETATION OF LEASE

     35.1. Partial Invalidity. If any of the provisions of this lease, or its application, is held by any court or in arbitration to be invalid or inapplicable, such decision shall not affect any other term, provision, covenant or condition of this lease. Notwithstanding the foregoing, if the invalid provision has the effect of reducing the rent to be paid by Tenant, Landlord may terminate this lease.

     35.2. Article and Section Captions. Article and section captions will not be given any effect in determining the meaning of this lease.

     35.3. Governing Law. The laws of the State of Connecticut will govern the interpretation of this lease.

     35.4. Successors and Assigns. This lease shall be binding upon the parties hereto and upon their heirs, administrators, executors, successors and assigns.

     35.5. Continuing Obligations. Once Tenant becomes obligated under this lease to pay Landlord money or to perform an act, these obligations will continue until Tenant performs even though this lease is otherwise terminated.

                         ARTICLE 36. OPTION TO TERMINATE

     36.1. If Tenant wishes to terminate the lease at any time during the initial term, Tenant may do so by exercising a buyout option for the remainder of the lease. Tenant would provide Landlord with three (3) months prior written notice of their intent to terminate. Tenant would buyout the lease by paying rent for one full year after the termination date. The foregoing buyout payment shall not be applicable in any situation in which Tenant terminates this Lease simultaneously with the lease by Tenant of other property of equal or greater area in any property owned by the Landlord.

                           ARTICLE 37. RENEWAL OPTION

     37.1. If Tenant wishes to exercise the three year renewal option, Landlord would need to be notified, in writing, six (6) months prior to the expiration date of the original lease. The buyout option as outlined in Article 36 would also be included in the renewal period. The rental rates for the renewal period can be found in Exhibit 1.1.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

Signed, Sealed and Delivered
In the Presence of:


-------------------------------------   For  OncoRx. Inc.

                                        By   /s/ Thomas Mizelle
                                             -------------------
-------------------------------------   Its  VICE PRESIDENT - OPERATIONS
                                             ----------------------------
                                                        TENANT



                                        SCIENCE PARK DEVELOPMENT
                                        CORPORATION

                                        BY  /s/ David Driver
                                            ------------------
                                        Its PRESIDENT & CHIEF EXECUTIVE OFFICER
                                            -----------------------------------
                                                      LANDLORD

                                   SCHEDULE A

                              RULES AND REGULATIONS

     1. No sign, signal, advertisement, notice or other lettering, except as allowed in the lease, shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Leased Premises or inside of the Building without the prior written consent of Landlord. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Building, except of color, size and style and in such places as shall be first approved in writing by Landlord. Interior signs on doors and directory tablet shall be inscribed, painted or affixed by each tenant at Tenant's expense and shall be of a size, color and style acceptable to Landlord. Tenant agrees that any door or directory signage shall be removed at the end of the lease Term and all doors and walls will be restored to their original conditions. All signs that are contracted for by Landlord will be at the rate fixed by Landlord from time to time and Tenant will be billed and will pay for such service accordingly.

     2. Tenant will refer to Landlord all contractors, contractors' representatives and installation technicians rendering any service to Tenant for Landlord's supervision, approval and control before performance of any contractual service. Except for the hanging of pictures, no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

     3. Movement in or out of the Building of furniture or office equipment or dispatch or receipt by Tenant of any merchandise or materials which require use of elevators or stairways or movement through Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by arrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord and subject to its decision and control as to the time, method and routing of movement and as to limitations imposed for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord, if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the Property to completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to, any of said property or persons resulting from any act in connection with such service performed for Tenant.

     4. Tenant shall not deface any part of the Leased Premises, Building or Property.

     5. No portion of the Leased Premises or of any other part of the Building shall at any time be used for cooking (except in designed areas), or occupied for lodging or sleeping, or for any immoral or illegal purpose, or for any purpose that will damage the Property or the reputation thereof or for any purpose other than that specified in the lease covering the Leased Premises.

     6. Tenant shall not place, install or operate in the Leased Premises or in any other part of the Building any engine or machinery or maintain, use or keep any inflammable, explosive or hazardous material without consent of Landlord.

     7. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether or not such loss occurs when the area is locked against entry.

     8. No birds or animals shall be brought into or kept in or about the Building.

     9. Tenants shall not hire or employ employees of Landlord without Landlord's prior express written consent.

     10. Landlord will not permit entrance to the Leased Premises by use of pass keys controlled by Landlord to any person at any time without written permission by Tenant, except to employees, contractors or service personnel directly supervised by Landlord.

     11. The entries, passages, doorways, elevators, elevator doors, hallways and stairwells shall not be blocked or obstructed; no rubbish, litter, trash or material of any nature shall be placed, emptied or thrown in these areas; and such areas shall not be used at any time except for ingress or egress by Tenant, Tenant's agents, employees, invitees, Tenant's equipment, furnishings and supplies to or from the Leased Premises.

     12. Tenant shall not do or permit anything to be done in or about the Building or bring or keep anything therein that will in any way increase the rate of fire or other insurance on the Building or on property kept therein, or obstruct or interfere with the rights of, or otherwise injure or annoy other tenants or do anything in conflict with the valid pertinent laws, rules or regulations of any government authority.

     13. Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc. that are to be placed in the Building, and only those which in the opinion of Landlord do not exceed acceptable floor loading and might not with reasonable probability do damage to the floors, structure and/or freight elevator, may be moved into said Building. Landlord's permission will not be unreasonably withheld. Any damage occasioned in connection with the moving or installing of such aforementioned articles in said Building or the existence of same in said Building shall be paid for by Tenant, unless otherwise covered by insurance.

     14. Landlord shall have the right to prohibit the use of the Science Park Development Corporation name, or of the name of the Science Park project or of any Science Park building, or any other publicity by Tenant, which, in Landlord's opinion, tends to impair Landlord's reputation or that of the Building or its desirability for the executive offices of Landlord or of other tenants; and, upon written notice from Landlord, Tenant will refrain from or discontinue such use or publicity. Landlord's permission will not be unreasonably withheld.

     15. No weapons are allowed on the Property.

     16. Any device used for moving of furniture, freight, mail or paper goods that will be used on a daily basis will be padded in such a way as to protect from possible damage any surface with which it may come in contact. Any device used on an occasional basis which is not padded will be operated in a safe manner so as to prevent damage to any walls, doors, floors, ceilings or other surfaces.

     17. All work done by service personnel, whether in-house or contracted, shall be done in a first class manner to accepted standards of the trade and shall conform to all codes imposed by any governmental authority.

     18. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. Such awnings or other projections so permitted by Landlord must be of a quality, type, design and color and attached in the manner approved by Landlord.

     19. No show cases or other articles shall be placed in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

     20. Water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by any Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     21. Landlord reserves the right to exclude from the Building between the hours of 7:00 p.m. and 7:00 a.m. and at all hours on Sundays and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom Tenant requests such passes and shall be liable to Landlord for all acts of such persons.

     22. The requirements of Tenant will be attended to only upon application at the office of Landlord's building manager. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     23. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

     24. Landlord reserves the right to alter and amend these Rules and Regulations from time to time.

     25. Entrance to Science Park

     Tenant's employees and Landlord's personnel will be issued photo identification cards ("IDs") which must be shown upon request at gate entrances and anywhere on the Property if requested by Landlord's security officers. This ID authorizes the bearer to be in or around all Science Park buildings but not on or in property or buildings owned by U.S. Repeating Arms Company, Olin Corporation or buildings not open to the public. The ID authorizes no one to enter uninvited into another company's office or work area. If an ID is lost of stolen, it should be reported to Security immediately. There is a B.00 charge for replacement.

     26. Hours of Operation

     Science Park is open 24 hours a day, 7 days a week. The normal work days are Monday through Friday from 8:00 a.m. to 6:00 p.m. Security officers are assigned to the gate entrances from 6:00 a.m. until 6:00 p.m. on these days. On Saturdays, Sundays and holidays and after 6:00 p.m., the gate is controlled by a security officer from the main security desk in the lobby of Building Five. Any person wishing to enter the Park during these times must ring the bell and identify him/herself to the officer. The gate will then be opened and the person entering will be directed to either Building Five to sign in. Tenants who are working beyond 6:00 p.m. are asked to call the main security desk at 786-5008 and inform the officer of this fact. This is so Security knows who is in the buildings in case of an emergency. When leaving, please call the security desk and notify them.

     27. Keys to Offices

     Two keys will be issued for each tenant's space. The principal of the Tenant will sign for the keys upon issuance. The Tenant may make additional copies of the keys as needed. It will be the responsibility of the Tenant's principal to keep track of those persons to whom he has issued keys. All keys and photo IDs must be returned to the Landlord upon termination of the lease or a $15 penalty charge will be deducted from the security deposit held by Landlord. Replacement of locks because of lost or unreturned keys shall be undertaken at the Tenant's expense.

     28. Parking and Speed Limit

     All Science Park companies and employees will be assigned to specific parking lot areas. There are no assigned spaces other than for handicapped parking. It is requested that individuals park between the painted lines. If for business reasons you wish to leave your vehicle overnight or for the weekend, the security office must be notified. No one is allowed to "deadhead" their vehicle in the parking lots. Vehicles found improperly parked obstructing exits, fire lanes, other spaces, etc. will be towed at the owner's expense. All vehicles must exhibit a Science Park parking identification tag.

     The speed limit for the streets within Science Park is 15 m.p.h. Please obey this speed limit for the safety of everyone walking and driving within the Park.

     29. Reporting Emergencies or Incidents

     All emergencies (fire, injury, illness, etc.) should be reported to security immediately at 786-5007. This telephone number must only be used in cases of emergency. Incidents such as thefts, unwanted persons, vandalism or damage to parked vehicles in Science Park should also be reported as soon as possible.

     30. Invited Guests of Science Park Companies

     Invited guests of tenants will be asked to identify themselves at the entrance gate and sign the visitor register. The security officer will ask if and by whom they are expected. If the answer is yes, the security officer will allow the person to enter and will direct them to the appropriate parking lot and building to which they have been invited. If the security officer is uncertain whether the person has been invited, the security officer will direct the person to the main security desk in the lobby of Building Five where a call will be made to the company.

     An invited guest is only permitted to visit the office of the Tenant who issued the invitation, as well as clearly marked public areas such as the restaurants, rest rooms and lobbies. Guests must be escorted by Tenant in any other Science Park areas.

     An uninvited guest, including salespeople, will be required to sign in at the gate and will be directed to the main security desk in the lobby of Building Five. A call will be made to the company notifying them that a guest or salesperson has requested to see them. If the company does not wish to see the person at that time, the person will be so informed and will be advised to make an appointment in advance with the company. They will be instructed that they do not have permission to go anywhere else in the Park. If they request information about Science Park a marketing brochure will be given to them.

     31. Tours and Meetings

     Security should be notified in advance of any planned meetings or tours in Science Park and should be provided with the following information:

     (a) date and time;

     (b) person in charge; and

     (c) number of persons expected.

     Tours accompanied by a host may go to the following areas:

     (a) All outdoor areas under the supervision of Science Park Development Corporation; and

     (b) Lobby areas and the food service areas, which should be entered through the shortest possible route so as to avoid making noise in the hallways.

     32. Special Events Held by Science Park Companies

     Any event held by a Science Park company which may disturb or interfere with the security, safety or operations of other companies or which involves more than ten (10) people entering into the Park must be registered with the Landlord and the Landlord's security site supervisor. The host company may be required to hire additional security or maintenance personnel. For any such special event, the following will be required:

     (a) Events will be held within the confines of the host company's Leased Premises and only within an SPDC common area when express permission has been granted.

     (b) Participants will be restricted to a pre-determined area within which bathroom facilities are available.

     (c) A guest list must be provided to Landlord's security site supervisor at least twenty-four (24) hours in advance of the special event.

     (d) Arrangements will be made for ample parking to be available with proper signs provided to guide and inform the guests. The host company should be prepared to provide the signs.

     (e) Alcohol consumption must be monitored by the host company for underage persons and for excessive consumption by guests.

     (f) The host company will be responsible for cleanup and for any damage and costs incurred in restoring any area involved to its original good condition.

                                   EXHIBIT 1.1

                                   BASIC RENT

     During the initial three (3) year Term of this lease, Tenant shall pay to Landlord the following Basic Rent:


Period            Rent Per Sq. Ft.          Annual Rent           Monthly Installment Due
------            ----------------          -----------           -----------------------
Year 1             $10.00                   $150,000.00           $12,5000
Year 2              10.00                    150,000.00            12,5000
Year 3              10.00                    150,000.00            12,5000




     If the Tenant exercises the option to renew the lease for an additional three (3) years, Tenant shall pay to Landlord the following Basic Rent:

Period            Rent Per Sq. Ft.          Annual Rent           Monthly Installment Due
------            ----------------          -----------           -----------------------
Year 1             $11.00                   $165,000.00           $13,750.00
Year 2              11.55                    173,250.00            14,437.50
Year 3              12.13                    181,950.00            15,162.50

October 31, 1996


Mr. Thomas Mizelle
Vion Pharmaceuticals, Inc.
4 Science Park
New Haven, Connecticut 06511

Dear Tom:

     This letter will sent forth the terms and conditions of the modifications of ARTICLE 2. TERM, ARTICLE 36. OPTION TO TERMINATE AND ARTICLE 37. RENEWAL OPTION of the lease between OncoRx, Inc. (now Vion Pharmaceuticals, Inc.) and Science Park Development Corporation dated August 10, 1995. The modifications are as follows:

     TERM OF LEASE. The "Term" of this lease shall commence on June 1, 1996 (the "Commencement Date") and, unless sooner terminated in accordance with this agreement, will expire on May 30, 2001 (the "Termination Date").

     36.1. Tenant may terminate this lease at the conclusion of the third year, May 30, 1999, by providing Landlord with nine (9) months prior written notice.

     037.1. If Tenant wishes to exercise the five year renewal option, Landlord would need to be notified, in writing, six (6) months prior to the expiration date of the original lease. The buyout option as outlined in
     ARTICLE 36 would also be included in the renewal period. The rental rates for the renewal period can be found in EXHIBIT 1.1.

     The rental rates for years four (4) and five (5) of the lease Term and years four (4) and five (5) of the Renewal Option will be negotiated within ninety (90) days of the signing of this letter amendment. All other terms and conditions of the lease dated August 10, 1995 remain in full force and effect.

     If the foregoing is acceptable, please acknowledge your consent where indicated below and return an executed copy of this letter to our office. Upon our receipt of the executed letter the lease between OncoRx, Inc. (now Vion Pharmaceuticals, Inc.) and Science Park Development Corporation dated August 10, 1995 will be modified as noted above.

The foregoing agreed and accepted this            Very truly yours
31st day of October, 1996.                       /s/ David C. Driver
                                                 -----------------------------
                                                 President & CEO

VION PHARMACEUTICALS, INC.


By  /s/ Thomas Mizelle
    ---------------------
Its   V.P. Operations

November 21, 1996


Mr. Tom Mizelle
Vion Pharmaceuticals, Inc.
4 Science Park
New Haven, CT 06511


Dear Tom:

     This letter will set forth the terms and conditions of Vion's expansion into the old field office on the first floor of Four Science Park as of December 1, 1996 and, when executed, will serve as an addendum to the lease between MelaRx Pharmaceuticals (now known as Vion Pharmaceuticals, Inc.) and Science Park Development Corporation dated June 14, 1995.

     This space consists of 205 square feet. Based on your indication that the space will be used for storage, the rental will be at $3,00 per square foot. The annual rental charge will be $615.00, payable at the rate of $51.25 per month. This space will be governed by the same terms and conditions as the lease date June 14, 1995, which remains in full force and effect, with the exception that this space is leased on a monthly basis. Vion is, therefore, required to provide Science Park with thirty (30) days notice prior to vacating the space.

     It is Science Park's policy to hold a security deposit equal to two month's rent. With this expansion, we will need additional $102.50 in security. We will need to receive a check in this amount at the time an executed copy of this letter is returned to us.

     Please return an executed copy of this letter, together with the security deposit, to our office by Monday, December 2nd. Once executed, this letter will become an addendum to the lease between MelaRx Pharmaceuticals (now known as Vion Pharmaceuticals, Inc.) and Science Park Development Corporation dated June 14, 1995.


                                   Sincerely,

                                   /s/ Karen A. Marini
                                   -------------------------
                                   Facilities Administrator


The foregoing agreed and accepted this 25th day of November, 1996.

VION PHARMACEUTICALS, INC.

By  /s/ Thomas Mizelle
    ----------------------------
Its   V.P. Operations


cc:  David Driver
     Paul McCraven